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Exhibit 99.4

        NOTICE OF GUARANTEED DELIVERY FOR
CPI HOLDCO, INC.
Offer to Exchange
All Outstanding Privately Placed Floating Rate Senior Notes due 2015,
For an Equal Amount of its Floating Rate Senior Notes due 2015
That Have Been Registered Under the Securities Act of 1933, as Amended

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2005, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

        This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by CPI Holdco, Inc. (the "Issuer"), pursuant to its Prospectus, dated             , 2005 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to The Bank of New York Trust Company, N.A. (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Mail or Overnight Courier Delivery:	By Hand:	By Facsimile Transmissions:
The Bank of New York 101 Barclay Street—7 E New York, NY 10286 Attn: David Mauer Corporate Trust Operations, Reorganization Unit	The Bank of New York 101 Barclay Street—7 E New York, NY 10286 Ground Floor Window Corporate Trust Operations, Reorganization Unit	(212) 298-1915 Confirm By Telephone: (212) 815-3687 For Information: David Mauer (212) 815-3687

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

        Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of the Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus.

Name(s), Address(es) and Telephone Number(s) of Registered Holder(s)	Certificate Number(s) (if available)	Aggregate Principal Amount of Outstanding Notes Tendered

Total Principal Amount of Outstanding Notes Tendered:

        If Outstanding Notes will be delivered by book-entry transfer to the Depository Trust Company, please provide the account number. Account number:

PLEASE SIGN AND COMPLETE

X		Date:
X		Date:
(Signature(s) of Registered Holder or Authorized Signatory)

        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on certificate(s) representing the Outstanding Notes or on a security position listing or by person(s) authorized to become registered holders by certificates and documents transmitted herewith.

        If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 2.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):		Address:
Capacity:
(Full Title)
Name(s):		(Include Zip Code)
Capacity:		Telephone Number:
	(Full Title)		(Include Area Code)

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(Not to Be Used for Signature Guarantee)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) represents that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent's account at The Depositary Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name of Firm:	Address:
By:
(Authorized Signature)
(Include Zip Code)
Name:
Title:		Telephone Number:
	(Full Title)		(Include Area Code)
Date:

NOTE: DO NOT SEND OUTSTANDING NOTE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of Holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Issuer.

2.
SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

        If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.
QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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PLEASE SIGN AND COMPLETE
PLEASE PRINT NAME(S) AND ADDRESS(ES)
GUARANTEE OF DELIVERY (Not to Be Used for Signature Guarantee)
PLEASE PRINT NAME(S) AND ADDRESS(ES)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY